UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
  OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 4, 2005

CALVIN B. TAYLOR BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland  (State of incorporation)

000-50047  (Commission file number)

52-1948274  (IRS Employer Identification No.)

24 North Main Street, Berlin, Maryland 21811
Address of principal executive offices

(410) 641-1700  (Registrant's telephone number, including area code)

N/A  (Former Name or Former Address, if Changed Since Last Report)



Section 5 -   Corporate Governance and Management

Item 5.02(b)   Departure of Principal Officer
     On November 4, 2005, the Registrant announced the planned resignation of Mr. Reese F. Cropper, Jr., from the position of Chief Executive Officer of both Calvin B. Taylor Bankshares, Inc. (Company) and its wholly owned subsidiary Calvin B. Taylor Banking Company of Berlin, Maryland (Bank).
Mr. Cropper's resignation will be effective on December 31, 2005.
     Mr. Cropper will retain his position as Chairman of the Board of Directors.

Item 5.02(c)   Appointment of Principal Officer
     On November 4, 2005, the Registrant announced the planned appointment of Mr. Raymond M. Thompson, to the position of Chief Executive Officer of both Calvin B. Taylor Bankshares, Inc. and its wholly owned subsidiary Calvin B. Taylor Banking Company of Berlin, Maryland. Mr. Thompson's appointment will be effective on January 1, 2006.

     Mr. Raymond M. Thompson, age 43, was employed by the Bank in October 1997 as an Assistant Vice President and Loan Officer. He was promoted to Vice President of the Bank on January 6, 1999, and became Treasurer of the Company on February 2, 2000. Mr. Thompson was elected President of the Bank and the Company on May 8, 2002. He was elected to the boards of directors of both the Bank and the Company on that same date.

     Mr. Thompson serves on the boards of the Southern Eastern Shore Revolving Loan Fund and the Maryland Financial Bank. He is also a "Corporation Member" of Atlantic General Hospital, serving on the Hospital's investment committee. Mr. Thompson is also a member and past Treasurer of the Berlin Lions Club.

     There is no employment agreement between the Registrant and Mr. Thompson.




 SIGNATURES

	Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Calvin B. Taylor Bankshares, Inc.

Date:  November 7, 2005                  By:/s/ Reese F. Cropper, Jr.
                                            Reese F. Cropper, Jr.,
                                            Chairman & Chief Executive Officer